Independent Accountant's Report


Board of Directors
First Deposit National Bank
and
Board of Directors
Providian National Bank

We have examined management's assertion, included in the accompanying Report of Management on Master Trust Internal Controls and Pooling and Servicing Agreement Compliance ("Report"), that First Deposit National Bank, as Seller and Servicer, and Providian National Bank, as Seller (together with First Deposit National Bank, the "Banks") were in compliance with the terms and conditions of Articles III and IV, and Sections 8.08 and 9.01 of the Pooling and Servicing Agreement (as amended, the "Agreement"), dated as of June 1, 1993, as amended by Amendment No. 1 dated as of May 1, 1994 and Amendment No.
2 dated as of June 1, 1995, and as supplemented by the Series 1993-2 Supplement thereto, dated as of June 1, 1993; as supplemented by the Second Amended and Restated Series 1993-3 Supplement thereto, dated as of December 1, 1995; as supplemented by the Series 1994-1 Supplement thereto, dated as of May 1, 1994; as supplemented by the Series 1995-1 and 1995-2 Supplements thereto, dated as of June 1, 1995; and as supplemented by the Series 1996-1 Supplement thereto, dated as of June 1, 1996, and Articles IV and V of the Supplements to the Agreement as of December 31, 1996 and for the year then ended. Management is responsible for the Banks' compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Banks' compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Banks' compliance with specified requirements.

In our opinion, management's assertion that the Banks were in compliance, in all material respects, with the terms and conditions of the Articles and Sections of the Agreement and the provisions of each supplement to the Agreement referred to above as of December 31, 1996 and for the year then ended is fairly stated, in all material respects.

This report is intended solely for your information and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreement or the applicable supplements to the Agreement. However, this report is a matter of public record as a result of being included as an exhibit to the report on Form 10-K prepared by the Banks and filed with the Securities and Exchange Commission on behalf of the Providian Master Trust and its distribution is not limited.

                                                        /s/ Ernst & Young LLP

January 29, 1997


                       Independent Accountant's Report

Board of Directors
First Deposit National Bank
and
Board of Directors
Providian National Bank

We have examined management's assertion, included in the accompanying Report of Management on Master Trust Internal Controls and Pooling and Servicing Agreement Compliance ("Report"), that First Deposit National Bank, as Seller and Servicer, and Providian National Bank, as Seller (together with First Deposit National Bank, the "Banks"), maintained internal controls over the functions performed by First Deposit National Bank as servicer of the Providian Master Trust ("Trust") that are effective, as of December 31, 1996 in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreement (as amended, the "Agreement"), dated as of June 1, 1993, as amended by Amendment No. 1 dated as of May 1, 1994 and Amendment No. 2 dated as of June 1, 1995, and as supplemented by the Series 1993-2 Supplement thereto, dated as of June 1, 1993; as supplemented by the Second Amended and Restated Series 1993-3 Supplement thereto, dated as of December 1, 1995; as supplemented by the Series 1994-1 Supplement thereto, dated as of May 1, 1994; as supplemented by the Series 1995-1 and 1995-2 Supplements thereto, dated as of June 1, 1995; and as supplemented by the Series 1996-1 Supplement thereto, dated as of June 1, 1996, between the Banks and Bankers Trust Company, as Trustee, and are recorded properly to permit the preparation of the required financial reports. Management is responsible for the Banks' internal controls over compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Banks' internal controls over compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the controls over the functions performed by First Deposit National Bank as servicer of the Trust, testing, and evaluating the design and operating effectiveness of the controls, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Banks' internal control over compliance with specified requirements.

Because of inherent limitations in any internal controls, errors or
irregularities may occur and not be detected.   Also, projections of any
evaluation of the internal controls over the functions performed by First Deposit National Bank as servicer of the Trust to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the controls may deteriorate.

In our opinion, management's assertion that First Deposit National Bank maintained controls over the functions performed as servicer of the Trust that are effective, as of December 31, 1996, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreement and the Supplements to the Agreement referred to above, between the Banks and Bankers Trust Company, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in the Report:

- Controls provide reasonable assurance that funds collected are appropriately remitted to the Trustee in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that Trust assets are segregated from those retained by the Banks in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that expenses incurred by the Trust are properly calculated and remitted in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that the addition of accounts to the Trust are authorized in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that the removal of accounts from the Trust are authorized in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that Trust assets amortizing out of the Trust are calculated in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that Monthly Servicer's Certificates generated in the form of "Exhibits" and provided to the Trustee are reviewed by management prior to disbursing.

- Controls provide reasonable assurance that Monthly Servicer's Certificates generated in the form of "Exhibits" contain information required by the Agreement and the supplements to the Agreement.

This report is intended solely for your information and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreement or the applicable supplements to the Agreement. However, this report is a matter of public record as a result of being included as an exhibit to the report on Form 10-K prepared by the Banks and filed with the Securities and Exchange Commission on behalf of the Providian Master Trust and its distribution is not limited.


                                                          /s/ Ernst & Young LLP


January 29, 1997